United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2024

Pineapple Energy Inc.

(Exact name of registrant as specified in its charter)
Minnesota	001-31588	41-0957999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 996-1674

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On July 1, 2024, Eric Ingvaldson informed Pineapple Energy Inc. (the “Company”) of his decision to resign as Chief Financial Officer of the Company, effective August 30, 2024. The Company thanks Mr. Ingvaldson for his outstanding leadership, knowledge, and contributions to the Company throughout their tenure with the Company and wish him all the best.

Resignation of Directors

 On July 2, 2024, Marilyn S. Adler informed the Company of her decision to resign from the Board effective as of July 2, 2024. On July 3, 2024, Randall D. Sampson informed the Company of his decision to resign from the Board effective as of July 3, 2024. Each of Ms. Adler and Mr. Sampson’s term as a director was set to end at the time of the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”), which was originally scheduled for July 1, 2024, but was adjourned to July 19, 2024. Each of Ms. Adler’s and Mr. Sampson’s decision to resign was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company thanks Ms. Adler and Mr. Sampson for their outstanding leadership, knowledge, and contributions to the Company throughout their tenure on the Board and wish Ms. Adler and Mr. Sampson all the best.

Appointment of New Directors

On July 8, 2024, the Board appointed Kevin O’Connor and Henry B. Howard to serve as directors of the Company beginning July 8, 2024, to fill the vacancies disclosed above created by the resignations of Ms. Alder and Mr. Sampson. Messrs. O’Connor and Howard will serve until the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company or until a successor is elected and qualified, subject to their earlier resignation or removal. Messrs. O’Connor and Howard were also both appointed to serve on the Company’s Audit and Finance Committee, and Mr. Howard was appointed to serve as Chair of the Compensation Committee. Messrs. O’Connor and Howard will participate in the Company’s non-employee director arrangements and receive such compensation as provided thereby.

Each of Messrs. O’Connor and Howard were named as nominees for election as directors in the Company’s Proxy Statement (the “Proxy Statement”) for the Annual Meeting filed with the Securities Exchange Commission on May 29, 2024, and will remain as nominees. Information required by Item 404(a) of Regulation S-K for Messrs. O’Connor and Howard was previously provided in the Proxy Statement. There were no arrangements or understandings between Messrs. O’Connor and Howard and any other persons, naming such persons, pursuant to which such director was selected as a director, aside each of them being named in the Proxy Statement for election to the Board at the Annual Meeting.

Item 7.01   Regulation FD Disclosure.

On July 8, 2024, the Company issued a press release related to the transition discussed in Item 5.02 above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in that filing.

Item 8.01   Other Events.

Pineapple has engaged Conduit Capital to provide structural internal support, staffing, and assistance with capital raising activities. Conduit Capital is a group known for connecting companies to mission aligned investors. The partnership also includes the addition of key talent to assist the Pineapple team, all of whom have industry-specific experience in Pineapple's various business sectors. This includes Robert Zulkoski, Andy Childs and Melissa Obegi, who each have a distinguished background of successful capital raises, M&Acompletions and corporate restructuring transactions.

Item 9.01   Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINEAPPLE ENERGY INC.

Date: July 8, 2024	By:	/s/ Scott Maskin
Scott Maskin
Interim Chief Executive Officer